Exhibit 10.4

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of May 3, 2021 (the “Effective Date”), by and between EcoChain Block LLC (“Tenant”) and [              ] (“Landlord”).

WHEREAS, Tenant and Landlord have entered into that certain Ground Lease Agreement (Building) dated as of May 3, 2021 pursuant to which, among other things, Tenant is leasing certain land and the improvements thereon (including the existing building (the “Building”)) owned by Landlord (the “Ground Lease (Building)”; all capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such term in the Ground Lease (Building)); and

WHEREAS, Tenant desires to receive, and Landlord is willing to provide, certain continuing services from Landlord on the Effective Date, to ensure an orderly transition of the Business from Landlord to Tenant upon the terms and provisions and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and covenants set forth herein, the parties hereto hereby agree as follows:

Section 1.         Transition Services to be Provided.

(a)      Landlord shall provide, or cause to be provided, to Tenant the transition services as agreed to between Landlord and Tenant in substantially the same manner as such services were provided to the Business immediately prior to the Commencement Date (the “Transition Services”), for a fee mutually agreed by Landlord and Tenant. Landlord shall, at the end of each month during the term of this Agreement, submit to Tenant for payment a statement of the fees payable by Tenant for the month in accordance with this Agreement, which amount shall be due and payable within 30 days’ of Tenant’s receipt of an invoice stating the amount due.

(b)      The obligations of Landlord under this Agreement to provide or make available, or to cause its affiliates to provide or make available, Transition Services shall commence on the Commencement Date and shall terminate with respect to each Transition Service as mutually agreed by Landlord and Tenant (each, a “Transition Service Period”).

Section 2.         Provision of Transition Services.

(a)       Tenant hereby engages Landlord as an independent contractor (and, for the avoidance of doubt, not as an agent of Tenant) to provide the Transition Services. The parties hereby acknowledge and agree that the personnel of Landlord and Landlord’s affiliates, or other third-parties performing Transition Services are not employees, or are not providing such Transition Services as employees, of Tenant.

(b)       Tenant agrees to indemnify and hold harmless Landlord and each of its officers, directors, managers, employees or agents (each a “Performing Party”), from any loss or expense arising from or relating to any action taken or omitted to be taken by any Performing Party pursuant to or in connection with this Agreement or the provision of any Transition Services, except for any loss or expense arising from an act or omission to act constituting gross negligence, misappropriation of funds or willful misconduct of any Performing Party in the provision of any Transition Services.

(c)       Notwithstanding anything to the contrary contained in this Agreement, no Performing Party shall be required to provide or cause to be provided any Transition Service to the extent that providing such Transition Service would violate any applicable Laws, rules or regulations.

Section 3.        Other Agreements. During the period from the Commencement Date through the date upon which the Building has been completely vacated by [               ], [               ] and all of the Specified Miners, Landlord will pay to Tenant an amount, on a monthly basis, equal to the gross revenue received by Landlord from [               ] and [               ] minus the Landlord’s costs for power used by the Specified Miners installed in the Building during such period minus $ 6.78 per kW of power capacity of the Specified Miners installed in the Building during such period.

Section 4.         Term; Termination. The term of this Agreement shall commence on the Effective Date and shall continue until the expiration or termination of all Transition Service Periods. Sections 2(a), 2(b), 5, 6, and 7 shall survive the termination or expiration of this Agreement for any reason.

Section 5.        Confidentiality. Landlord agrees that it, and its employees, agents and representatives, shall use commercially reasonable efforts to keep confidential all data and information of Tenant in the same manner that such party keeps its own such data and information confidential, except for information in the public domain and except as disclosure thereof may be required by applicable law.

Section 6.         Governing Law; Waiver of Jury Trial. This Agreement, and any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, shall be governed by the laws of the State of New York, without giving effect to any conflicts of laws principles that require the application of the laws of a different jurisdiction. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

Section 7.         Miscellaneous.

(a)       Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Landlord (whether by operation of law or otherwise) without the prior written consent of Tenant. Any purported assignment, unless so consented to or permitted as provided herein, shall be void and without effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)       Amendment and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by duly authorized representatives of each of the parties hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

(c)       Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be provided in accordance with the Ground Lease (Building).

(d)       Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)       Construction. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular section or paragraph to which they relate.

(f)        Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(g)       Entire Agreement. The Purchase Agreement and this Agreement (including any exhibits attached hereto) constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

(h)       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)        Cumulative Remedies. The parties’ rights and remedies under this Agreement are cumulative. Each party agrees that: (A) in the event of any breach or threatened breach by the other party of any covenant, obligation or other provision set forth in this Agreement, such party shall be entitled (in addition to any other remedy that may be available to it) to (1) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (2) an injunction restraining such breach or threatened breach; and (B) no person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Proceeding.

(j)        Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including, without limitation.

(k)       Continued Performance. Each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until the term of this Agreement ends.

(l)        Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

LANDLORD:

[ ]

By:
Name:
Title:

TENANT:

ECOCHAIN BLOCK LLC

By:	EcoChain Inc., its managing member

By:
Name: Michael Toporek
Title: President